UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
February 5, 2009
F.N.B. CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-31940	25-1255406

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One F.N.B. Boulevard
Hermitage, Pennsylvania	16148

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 981-6000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-10.1
EX-99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective February 11, 2009, our board of directors appointed Stephen J. Gurgovits, who had served as our President and Chief Executive Officer from 2004 to 2008, to serve in those positions on an interim basis following the resignation of Robert V. New, Jr. as our President and Chief Executive Officer and as a director. Mr. Gurgovits will also succeed Mr. New as President and Chief Executive Officer of First National Bank of Pennsylvania.
     Mr. New’s resignation does not result from any disagreement he has with us about the operations, policies or practices of F.N.B. Corporation or any of its subsidiaries or affiliates.
     On February 11, 2009, we entered into a severance agreement/release with Mr. New, which provides for a severance payment to Mr. New of $990,000, the purchase of Mr. New’s residence and the continuation of health insurance coverage for Mr. New and his wife for 18 months. The severance agreement/release also contains mutual releases of claims among Mr. New, First National Bank of Pennsylvania and us through the date of the agreement.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Severance Agreement/Release dated February 11, 2009 by and between F.N.B. Corporation and Robert V. New, Jr.

99.1	Press Release dated February 11, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION
By:	/s/ Brian F. Lilly
Brian F. Lilly,
Chief Financial Officer

Date: February 11, 2009